UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive information statement

Simplify Exchange Traded Funds

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Simplify National Muni Bond ETF

a series of Simplify Exchange Traded Funds

10845 Griffith Peak Drive, 2/F

Las Vegas, NV 89135

1 (855) 772-8488

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the re-appointment of an investment sub-adviser for the Simplify National Muni Bond ETF (the “Fund”). The Fund is a series of Simplify Exchange Traded Funds (the “Trust”).

FCO Advisors LP (“Foundation Credit”) has served as investment sub-adviser to the Fund since it commenced operations in September 2024. Subject to the oversight and approval of Simplify Asset Management, Inc. (“Simplify”), Foundation Credit is primarily responsible for the day-to-day management of the Fund’s municipal bond strategy while Simplify is responsible for the income generating option strategy. Foundation Credit is also responsible for maintaining certain transaction and compliance related records of the Fund.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment adviser, or in this case, an investment sub-adviser, causes the sub-advisory agreement to be “assigned,” which results in the automatic termination of the sub-advisory agreement as required by the 1940 Act.

Foundation Credit is majority-owned, directly and indirectly, by Prosperity Life Insurance Group, LLC and its affiliates, including PAM Strategic Partners, LP (“PSP”, and together, “Prosperity”), which collectively hold approximately 61% of the ownership interests in Foundation Credit. Prosperity was wholly owned by funds managed by Elliott Investment Management L.P. (“Elliott”). In February 2025, Elliott, Prosperity, and JAB Holding Company S.à r.l. (“JAB”) announced that they had entered into a definitive agreement under which JAB would acquire 100% of the equity interests in Prosperity from Elliott (the “Transaction”). JAB, a privately held investment holding company headquartered in Luxembourg, focuses on investments in the consumer goods and services sectors. Upon closing of the Transaction, which occurred on September 5, 2025, JAB became the indirect owner of Prosperity and PSP, and therefore indirectly acquired control of Foundation Credit for purposes of the 1940 Act, which constituted an “assignment” and automatic termination of the sub-advisory agreement.

Although the Foundation Credit personnel who service the Fund and the sub-advisory services that Foundation Credit provides to the Fund have not changed, the Trust has determined that the Transaction resulted in a change of control of Foundation Credit within the meaning of the Investment Company Act of 1940, as amended. At a meeting held on June 17, 2025, the Board of Trustees of the Trust approved a new sub-advisory agreement by and between the Trust, Simplify, and Foundation Credit. The new sub-advisory agreement is identical to the previous agreement except for the term of the agreement. The Board of Trustees is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at 1 (855) 772-8488 with any questions you may have.

Sincerely,

Paul Kim

President, Simplify Exchange Traded Fund

Simplify National Muni Bond ETF

a series of Simplify Exchange Traded Funds

10845 Griffith Peak Drive, 2/F

Las Vegas, NV 89135

(855) 772-8488

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Simplify National Muni Bond ETF (the “Fund”), a series of Simplify Exchange Traded Funds (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2021 (the “Order”). The Order permits the Fund’s investment adviser, Simplify Asset Management, Inc. (“Simplify”), to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board”), without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (the “1940 Act”), and registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change to a sub-advisory agreement. The Trust may rely on the Order provided a fund is managed by Simplify (or any entity controlling, controlled by or under common control with Simplify) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on June 17, 2025 (the “Meeting”), the Board, a majority of which are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), considered and approved a new sub-advisory agreement with respect to the Fund (the “Sub-Advisory Agreement”) in substantially the form attached hereto as Appendix A by and between the Trust, on behalf of the Fund, Simplify, and FCO Advisors LP (“Foundation Credit”) under which Foundation Credit continues to serve as the sole sub-adviser to the Fund. The Sub-Advisory Agreement became effective September 5, 2025 when the change in control of Foundation Credit became effective. The Foundation Credit personnel who service the Fund, and the sub-advisory services that Foundation Credit provides to the Fund, have not changed as a result of the change of control.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about September 16, 2025 to the Fund’s shareholders of record as of September 9, 2025 (the “Record Date”). As of the Record Date, there were issued and outstanding 1,925,001 total shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Fund’s annual report is available at no charge by visiting www.simplify.us or by calling toll-free 1 (855) 772-8488.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At the Meeting, the Board approved the re-appointment of Foundation Credit as sub-adviser to the Fund pursuant to the Sub-Advisory Agreement by and between Trust, on behalf of the Fund, Simplify, and Foundation Credit. Under the terms of the investment advisory agreement between Simplify and the Trust, on behalf of the Fund, Simplify is entitled to receive a unitary fee at an annual rate of 0.50% of the average daily net assets of the Fund.

Under the terms of the Sub-Advisory Agreement, Simplify (not the Fund) will pay to Foundation Credit, as full compensation for the services provided and expenses borne, a monthly sub-advisory fee equal to 0.25% of the average net assets of the Fund. There will be no increase in total fees paid by the Fund in connection with the new Sub-Advisory Agreement. For such compensation, Foundation Credit will, at its expense, continuously furnish investment program for such portion of the Fund’s assets as Simplify shall direct from time to time (the “Portfolio”), make investment decisions on behalf of the Portfolio, and place orders for the purchase and sale of securities and other investments for the Portfolio, subject to the Fund’s investment objectives, policies, and restrictions and such other policies as the Board determines.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Sub-Advisory Agreement will automatically terminate on assignment. In addition, the Sub-Advisory Agreement can be terminated without the payment of any penalty by the Board, Simplify for Cause (as defined in the Sub-Advisory Agreement), or vote of a majority of the outstanding shares of the Fund on 60 days’ notice to Foundation Credit. The Sub-Advisory Agreement can be terminated by Foundation Credit at any time, without the payment of any penalty, on 60 days’ notice to Simplify and the Trust.

The Sub-Advisory Agreement provides that neither Foundation Credit nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Sub-Advisory Agreement relate except a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties under the Sub-Advisory Agreement.

The Sub-Advisory Agreement is attached in Appendix A. You should read the Sub-Advisory Agreement in its entirety. The description in this Information Statement of the Sub-Advisory Agreements is only a summary.

Information Concerning Foundation Credit

Foundation Credit is a Delaware limited partnership located at 745 Fifth Avenue, 14th Floor, New York, NY, registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Foundation Credit was established in 2012 and provides investment advisory services to U.S. and non-U.S. private investment vehicles as well as through separate accounts. As of August 31, 2025, Foundation Credit had approximately $1.7 billion of assets under management. Foundation Credit is majority-owned, directly and indirectly, by Prosperity, which collectively holds approximately 61% of the ownership interests in Foundation Credit. Prosperity was wholly owned by funds managed by Elliott. In February 2025, Elliott, Prosperity, and JAB announced that they had entered into a definitive agreement under which JAB will acquire 100% of the equity interests in Prosperity from Elliott (the “Transaction”). JAB, a privately held investment holding company headquartered in Luxembourg, focuses on investments in the consumer goods and services sectors. Upon closing of the Transaction, which occurred on September 5, 2025, JAB became the indirect owner of Prosperity and PSP, and therefore indirectly acquired control of Foundation Credit for purposes of the 1940 Act, which constituted an “assignment” and automatic termination of the sub-advisory agreement.

The names, titles, addresses, and principal occupations of certain principal executive officers and directors of Foundation Credit are as follows:

Name and Address*	Title and Principal Occupation
Hector Negroni	Chief Executive Officer and Chief Investment Officer
Steve Pinkos	President
Todd Neufeld	Chief Compliance Officer, Chief Financial Officer, and Chief Operating Officer
Sudar Purushothaman	Partner and Deputy Chief Investment Officer

*	c/o FCO Advisors LP, 745 Fifth Avenue, 14th Floor, New York, NY.

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Advisory Agreement followed the Board’s consideration of various factors and review of written materials provided by Foundation Credit. The Board’s deliberations and the information on which their conclusions were based are summarized below.

In connection with their deliberations regarding approval of the Sub-Advisory Agreement, the Board reviewed Foundation Credit’s responses to a series of questions regarding, among other things, investment performance, Foundation Credit’s quality of services, comparative fee and expense information, and an estimate of Foundation Credit’s profitability from managing the Fund.

Nature, Extent and Quality of Services. The Trustees acknowledged that Foundation Credit was established in 2012 and provides investment advisory services to U.S. and non-U.S. private investment vehicles, including separate accounts, and other client relationships using strategies that encompass long positions in municipal securities and hedging techniques. They reviewed the backgrounds of the key investment personnel servicing the Fund, noting the personnel servicing the Fund after the close of the Transaction would be the same individuals as prior to the Transaction. The Trustees discussed Foundation Credit’s framework for sourcing and evaluating investments, executing trades, and managing the Fund’s risks. The Trustee’s noted that Foundation Credit’s CCO monitors ongoing portfolio compliance of the Fund’s trading activity for best execution and compliance with its investment strategy. They acknowledged that Foundation Credit reported no regulatory examinations or investigations, compliance issues or any cyber security incidents since the initial approval of the current Sub-Advisory Agreement. The Board acknowledged that the services to be provided under the new Sub-Advisory Agreement were identical to those provided by Foundation Credit under the current Sub-Advisory Agreement and that the Transaction would not have any impact on the extent or quality of such services. The Trustees agreed that they could expect Foundation Credit to continue to provide satisfactory services to the Fund and its shareholders under the new Sub-Advisory Agreement.

Performance. The Board considered the performance of the Fund through April 30, 2025, acknowledging that the Fund was relatively new with limited performance history. The Trustees observed that the Fund outperformed its benchmark index over the 3-month, year-to-date, and since inception periods. The Board discussed that Foundation Credit partially attributed outperformance to its municipal security selection. Taking all factors into consideration, the Trustees concluded that Foundation Credit could be expected to continue to provide reasonable returns.

Fees and Expenses. The Trustees discussed that the proposed sub-advisory fee under the new Sub-Advisory Agreement was identical to the sub-advisory fee under the current Sub-Advisory Agreement, and that Simplify, not the Fund, would continue to pay the sub-advisory fee to Foundation Credit. They considered that the proposed sub-advisory fee was higher than the fee that Foundation Credit charged to a non-discretionary, separately managed account (“SMA”) using a long-term investment approach similar to that of the Fund. The Board acknowledged Foundation Credit’s position that the proposed sub-advisory fee was appropriate given the discretionary management and trade execution services provided to the Fund, which were not provided to the SMA. The Board concluded that the proposed sub-advisory fee was not unreasonable.

Profitability. The Trustees reviewed the projected profitability analysis provided by Foundation Credit with respect to the work to be completed for the Fund. They observed that Foundation Credit expected to manage the Fund at a loss for the first year and break even the second year. The Trustees then concluded that, based on the information provided by Foundation Credit, excessive profitability with respect to the Fund was not an issue at this time.

Economies of Scale. The Trustees considered whether economies of scale would likely be realized by Foundation Credit during the initial term of the new Sub-Advisory Agreement. They discussed the Fund’s prospects for growth and agreed economies of scale was primarily an adviser level issue while acknowledging Foundation Credit’s willingness to evaluate the appropriateness of breakpoints as the Fund’s assets grew in size. Based on these and other considerations, the Trustees agreed to revisit economies of scale at the first contract renewal.

Conclusion. Having requested and received such information from Foundation Credit as the Trustees believed to be reasonably necessary to evaluate the terms of the new Sub-Advisory Agreement, and as assisted by the advice of independent legal counsel, the Trustees determined that approval of the new Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust. The Trust is an open-end investment management company organized as a Delaware statutory trust on February 28, 2020, and formed by an Agreement and Declaration of Trust dated March 9, 2020. The Trust’s principal executive offices are located at 10845 Griffith Peak Drive, 2/F, Las Vegas, NV 89135. The Board supervises the business activities of the Fund. Like other exchange-traded funds, the Fund retains various organizations to perform specialized services. Foreside Financial Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the distributor for the shares of the Fund. Bank of New York Mellon, located at 240 Greenwich St., New York, NY 10286, serves as the Fund’s administrator, transfer agent, custodian and fund accountant.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the shares of the Fund. The Trust does not have information concerning its beneficial ownership held in the names of DTC Participants.

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1 (855) 772-8488, or write the Trust at 10845 Griffith Peak Drive, 2/F, Las Vegas, NV 89135.

BY ORDER OF THE BOARD OF TRUSTEES

Paul Kim, President

Appendix A

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (the “Agreement”) is made and entered into as of September 5, 2025 by and among Simplify Asset Management Inc. (the “Adviser”), a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with an office at 10845 Griffith Peak Drive, 2/F, Las Vegas, NV 89135; FCO Advisors LP (the “Sub-Adviser”), a Delaware limited partnership registered under the Advisers Act, with an office at 745 Fifth Avenue, 14th floor, New York, New York, 10151 and Simplify Exchange Traded Funds (the “Trust”), a Delaware statutory trust, on behalf of Simplify National Muni Bond ETF (the “Fund”), a series of the Trust.

WHEREAS, the Adviser has been retained to act as investment adviser for the Fund pursuant to a Management Agreement with the Trust dated as of July 8, 2024 (the “Management Agreement”);

WHEREAS, the Management Agreement permits the Adviser to delegate certain of its duties under the Management Agreement to other investment advisers, subject to the requirements of the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for such portion of the Fund’s assets as the Adviser shall direct from time to time (the “Portfolio”), and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree:

1. Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, upon the terms and for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees (the “Board”) of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2. Sub-Adviser’s Duties. Subject to the general supervision of the Board and the Adviser, the Sub-Adviser shall, on a discretionary basis, assist in the management of the investment operations of the Fund and manage the composition of the Portfolio of securities (including cash), including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s then-current Prospectus and Statement of Additional Information (collectively, the “Prospectus”) and subject to the following understandings:

(a) The Sub-Adviser shall furnish a continuous investment program for the Portfolio and determine the securities to be purchased, retained or sold by the Fund and what portion of the Portfolio assets belonging to the Fund will be invested or held un-invested as cash;

(b) The Sub-Adviser, in the performance of its duties and obligations under this Agreement for the Fund, shall act in conformity with the Fund’s Prospectus and with the reasonable instructions and directions of the Board and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

(c) The Sub-Adviser is responsible for implementing buy and sell decisions for the Portfolio. In selecting broker-dealers, the Sub-Adviser will seek best execution for Portfolio transactions, subject to section 2.(b) above;

(d) The Sub-Adviser shall, to the extent required by applicable law, regulation and rule, maintain books and records of all recommendations made pursuant to this Agreement, and shall render to the Adviser and the Board such periodic and special reports as the Adviser or the Board may reasonably request;

(e) The final price of any security will be determined in accordance with the Trust’s fair value procedures which include the Adviser as valuation designee; provided, however, that the Sub-Adviser shall respond promptly to any request from the Adviser or the Fund’s accountant for assistance in: (i) obtaining price sources for securities held by the Fund not otherwise accessible to the Adviser, the Trust or the Fund; (ii) determining a price when a price source is not available to the Adviser, the Trust or the Fund; and (iii) reviewing the prices used by the Fund’s accountant to determine net asset value and advising the Fund’s accountant promptly if any price appears to be incorrect;

(f) The Sub-Adviser shall provide instructions to the Adviser on how to vote proxies on behalf of the Fund for all portfolio holdings. The Adviser shall vote proxies on behalf of the Fund (or abstain from voting proxies when appropriate) and maintain records with respect to voting such proxies;

(g) The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Trust with a copy of the code of ethics. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Sub-Adviser shall certify to the Adviser and the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, or the Trust, the Sub-Adviser shall provide reasonable periodic certifications regarding compliance with its code of ethics;

(h) The Sub-Adviser agrees to maintain adequate compliance procedures reasonably designed to maintain its compliance in all material respects with the 1940 Act, the Advisers Act, and other applicable federal and state regulations, including providing the Adviser and the Fund in a timely manner a written summary of the Sub-Adviser’s chief compliance officer’s annual report required by Rule 206(4)-7 under the Advisers Act;

(i) The Adviser has delivered to the Sub-Adviser copies of (i) the Trust’s Declaration of Trust and Bylaws, (ii) the Trust’s Registration Statement with respect to the Fund, all exhibits thereto, and all amendments thereto filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act, (iii) the Fund’s current Prospectus, and (iv) all procedures adopted by the Trust with respect to the Fund (i.e., repurchase agreement procedures). Upon request, the Trust shall deliver to the Sub-Adviser (a) a certified copy of the resolution of the Board appointing the Sub-Adviser and authorizing the execution and delivery of this Agreement, (b) a copy of all proxy statements and related materials relating to the Fund, and (c) any other documents, materials or information that the Sub-Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement or to comply with applicable laws. The Sub-Adviser may disclose only that portion of the information which is advised by legal counsel that is required by law to be disclosed. The Adviser shall furnish written notice of any changes to, and a copy of any amendment or supplement of, any of the foregoing; and

(j) The Sub-Adviser has delivered to the Adviser (i) a copy of its Form ADV as most recently filed with the SEC, and (ii) a copy of its current compliance policies and procedures. The Sub-Adviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing at least annually.

3. Custodian. The assets of the Fund shall be held by an independent custodian identified by the Adviser. Neither the Adviser nor the Sub-Adviser will have custody of any securities, cash or other assets of the Fund.

4. Risk Acknowledgment. The Trust and the Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser’s professional judgment in rendering its services hereunder.

The Sub-Adviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund that the Sub-Adviser reasonably believes were made by a duly authorized officer of the Adviser or the Trust, (ii) the written advice of counsel to the Trust, and (iii) any written instruction or certified copy of any resolution of the Board.

5. Directions to the Sub-Adviser. The Adviser will be responsible for providing all Adviser and/or Trust directions, notices, and instructions to the Sub-Adviser in writing (which includes electronic communications), which shall be effective upon delivery to the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised in writing of changes therein.

6. Books and Records. The Sub-Adviser shall, to the extent required of the Sub-Adviser by applicable law, regulation or rule, maintain and preserve the Trust’s books and records in connection with the services it provides under this Agreement, including as required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust’s request; provided, however, that the Sub-Adviser may make and retain a copy of such books and records. To the extent that such records contain information that the Sub-Adviser has identified in writing as the Sub-Adviser’s confidential proprietary information, the Adviser and the Trust agree to safeguard such information and not disclose such information to any third party except pursuant to applicable law, regulation, subpoena, court order, or government request; provided, however, that in the case of the foregoing, the Adviser or the Trust, as applicable, agrees to (unless legally prohibited from doing so): (i) promptly notify the Sub-Adviser in writing of the request; and (ii) cooperate with the Sub-Adviser in any reasonable efforts made by the Sub-Adviser to decline, resist or narrow such request. Upon reasonable request, the Adviser shall provide the Sub-Adviser with the same records and information as the Adviser may access regarding the Fund.

7. Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with the performance of its services under this Agreement. The Sub-Adviser shall not be liable for any fees or expenses of the Adviser, the Fund or the Trust, unless liable pursuant to Section 9 of this Agreement.

8. Compensation of the Sub-Adviser. For the services provided and the expenses borne by the Sub-Adviser pursuant to this Agreement, the Adviser will pay monthly the Sub-Adviser a sub-advisory fee as set forth on Exhibit A hereto. Payment of this compensation shall be the responsibility of the Adviser and shall not be an obligation of the Trust. If the Sub-Adviser is terminated as specified in this Agreement, then the compensation to the Sub-Adviser shall be prorated to the termination date.

9. Liability. Neither the Sub-Adviser nor its shareholders, members, partners, officers, directors, employees, agents, or control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Adviser, or the Trust in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties under this Agreement. Without limiting the generality of the foregoing, and to the extent permissible under applicable law, the Sub-Adviser will not be liable for any indirect, special, incidental or consequential damages arising out of, or otherwise relating to, this Agreement.

The Adviser and Sub-Adviser agree to indemnify, defend and hold harmless (each as an “Indemnifying Party”) the other and each of their respective employees, representatives, partners, members, directors, officers, and agents (each an “Indemnified Party”) from and against any and all claims, losses, liabilities, damages, costs and/or expenses (including reasonable attorney’s fees and related expenses) incurred by the Indemnified Party to the extent arising out of or resulting from: (i) a breach by the Indemnifying Party of its representations and warrants, covenants or other material obligation under this Agreement; or (ii) fraud, bad faith, gross negligence or willful misconduct of the Indemnifying Party. This indemnity shall survive the termination of this Agreement.

10. Duration and Termination. The term of this Agreement shall begin as of the day it is executed and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Trust’s Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on 60 days’ prior written notice to the Sub-Adviser, without the payment of any penalty, (i) upon the vote of a majority of the Board, (ii) by the Adviser for Cause (defined below), (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Adviser under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior written notice to the Adviser and the Trust. Termination of this Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by the Sub-Adviser under this Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Agreement; or (iii) the Fund’s obligation to pay advisory fees to Adviser. Upon termination of this Agreement for any reason, the Sub-Adviser will have no further obligation to take any action with respect to the Fund except as may be reasonably required in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the management of the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

“Cause,” as used in the preceding paragraph, means: (A) a finding or order by a court of competent jurisdiction entered into related to the Sub-Adviser (1) illegal conduct, willful misconduct, or fraud in connection with the performance of Sub-Adviser’s duties to the Adviser, the Fund, or the Trust; (2) conviction or a plea of nolo contendere (or the equivalent) to a felony involving the securities business, any crime involving moral turpitude, any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, or of any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; or (B) the Sub-Adviser’s subjection to a Securities and Exchange Commission order issued under Sections 203(f) or 203(e)(3) or (4) of the Advisers Act.

11. Exclusivity.

(a) The Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. The Adviser expressly acknowledges and understands that the Sub-Adviser shall be free to render investment advice to others and that the Sub-Adviser does not make its investment management services available exclusively to the Adviser or the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical. Except to the extent necessary to perform its obligations hereunder, and notwithstanding the limitations of section (b), below, nothing herein shall be deemed to limit or restrict the Sub-Adviser’s right, or the right of any of the Sub-Adviser’s directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, client or product, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b) The Sub-Adviser agrees that during the term of this Agreement, the Sub-Adviser shall not serve as investment adviser or sub-adviser to another: (i) exchange traded fund (“ETF”) if the ETF or “sleeve” of the ETF to be managed by the Sub-Adviser and the Fund: (1) have substantially similar investment objectives; or (2) are managed with substantially similar investment strategies and investment policies; and (ii) registered investment company (“RIC”) other than an ETF if the RIC and the Fund have (1) substantially the same investment objectives; and (2) are managed with substantially the same investment strategies and investment policies. The Adviser may waive either of the foregoing limitations.

12. Use of Name. The Adviser and the Fund may use the Sub-Adviser’s name to identify the Sub-Adviser as the sub-adviser to the Fund in the Trust’s registration statement, shareholder reports, marketing materials for the Fund. Copies of such registration statements and shareholder reports will be provided to the Sub-Adviser prior to or at the time of dissemination), and as required by law or governmental regulations, and copies of marketing materials related to the Fund (other than the Fund’s publicly-available website) will be provided to the Sub-Adviser upon reasonable request.

13. Good Standing. The Adviser and the Sub-Adviser hereby warrant and represent that they are investment advisers in good standing that their respective regulatory filings are current and accurately reflect their advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, the Adviser and the Sub-Adviser further warrant and represent (as of the date hereof and continuing during the term of this Agreement) that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Advisers Act (or any successor Advisers Act sections or rules), nor are they, to their knowledge, currently the subject of any investigation or proceeding which could result in statutory disqualification. The Adviser and the Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each agrees to advise the other immediately and provide the corresponding pertinent facts and circumstances.

14. Amendment. This Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (i) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund affected by such amendment.

15. Confidentiality. The Adviser and the Sub-Adviser acknowledge prior receipt of the other’s Privacy Policy. The Adviser and the Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers. The parties agree to treat as proprietary and confidential any information obtained in connection with their respective duties hereunder, including all records and information pertaining to each other party, unless required by law. The parties further agree not to use such information for any purpose other than the performance of their respective responsibilities and duties hereunder. Such information may not be disclosed by a party except after prior notification to and approval in writing by the other party or if such disclosure is expressly required by applicable federal or state regulatory authorities or otherwise required by law.

16. Notice. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier or facsimile with confirmation of transmission to the other party by certified mail to the addresses specified on page one or to such other address as a party may from time to time specify to the other party by such notice hereunder, or by email to all of the applicable email addresses as follows:

To the Sub-Adviser:	To the Adviser and the Trust:

hnegroni@foundationcredit.com	paul.kim@simplify.us
tneufeld@foundationcredit.com	david.berns@simplify.us
fiona.ho@simplify.us
john.ryu@simplify.us

Any such notice shall be deemed duly given when delivered at such address.

17. Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, the Sub-Adviser and the Adviser agree to submit the dispute to arbitration in accordance with the auspices and rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. The Sub-Adviser and the Adviser understand that such arbitration shall be confidential (subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law), final and binding, and that by agreeing to arbitration, the Adviser and the Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial.

18. Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

19. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

22. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

23. Change of Control. The Sub-Adviser shall notify the Adviser and the Trust in writing as soon as practicable (which under normal circumstances is expected to be at least 60 days, and in any event not less than 20 days, in advance if the Sub-Adviser has knowledge and is not subject to confidentiality restrictions) of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

24. Entire Agreement. This Agreement, together with all exhibits, attachments and appendices and any separate agreement between the parties relating to expense sharing, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

25. Other Business. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser’s members, directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

26. Force Majeure. No party shall be liable for any delay or failure to perform its obligations hereunder if such delay or failure is caused by an unforeseeable event beyond the reasonable control of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.

TRUST:

Simplify Exchange Traded Funds

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Chairman

ADVISER:

Simplify Asset Management Inc.

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Chief Executive Officer

SUB-ADVISER:

FCO Advisors LP

By:	/s/ Hector Negroni
Name:	Hector Negroni
Title:	Chief Executive Officer

Exhibit A

Fund	Ticker	Annual Sub-Advisory Fee as a Percentage of Average Fund Net Assets
Simplify National Muni Bond ETF	NMB	0.25%

Simplify National Muni Bond ETF

each a series of Simplify Exchange Traded Funds

10845 Griffith Peak Drive, 2/F

Las Vegas, NV 89135

(855) 772-8488

IMPORTANT NOTICE OF INTERNET AVAILABILITY

OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Simplify National Muni Bond ETF (the “Fund”), a series of Simplify Exchange Traded Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of the Sub-Advisory Agreement by and between the Trust, on behalf of the Fund, the Fund’s investment adviser, Simplify Asset Management, Inc. (“Simplify”), and FCO Advisors LP (“Foundation Credit”), the Fund’s sole sub-adviser.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows Simplify to hire and replace investment sub-advisers and to make changes to existing sub-advisory agreements without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about September 16, 2025 to shareholders of record of the Fund as of September 9, 2025. The Information Statement will be available on the Fund’s website at www.simplify.us. A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling toll-free (855) 772-8488.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.